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                                                                    Exhibit 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of November 1, 2004 (the "Effective Date"), by and between METRETEK TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and
A. BRADLEY GABBARD (the "Officer," and collectively with the Corporation, the "Parties").

                                 R E C I T A L S

      WHEREAS, Officer is a founder of the Corporation and was instrumental in the formation of the Corporation and its subsidiaries and in creating its business and procuring its capital; and

      WHEREAS, the continued involvement of Officer in the Corporation's ongoing business is critical to the success of the Corporation; and

      WHEREAS, the Corporation and Officer previously entered into an Employment Agreement, dated as of June 11, 1991, which has been amended several times; and

      WHEREAS, the Compensation Committee of the Board of Directors authorized and approved of additional amendments to the Employment Agreement, including extending the term of employment and modifying the compensation of Officer, and has determined that it is in the best interests of the Corporation to restate the Agreement to reflect the most recent as well as all previous but still effective amendments; and

                                    AGREEMENT

      NOW, THEREFORE, in reliance upon all of the recitals, covenants, terms and arrangements stated herein, the Parties covenant and agree as follows:

      1. Agreement to Serve.

            1.1 Title. During the Employment Period, the Corporation shall employ Officer and Officer shall serve in the employ of the Corporation as its Executive Vice President, Chief Financial Officer and Assistant Secretary or under such other titles or executive offices as shall be designated by the Board of Directors during the term of Officer's employment hereunder.

            1.2 Duties. Officer shall assume and discharge the responsibilities of the Executive Vice President, Chief Financial Officer and Assistant Secretary (as set forth in the Bylaws of the Corporation), as well as such other responsibilities as may be assigned to him by the Board of

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Directors of the Corporation. Officer shall perform such responsibilities to the best of his abilities and shall devote his entire professional time and attention to the good faith best efforts performance of his responsibilities. Officer will engage in no other business or activity for compensation during the term of this Agreement except with the prior written consent of the Board of Directors. Officer shall always be subject to the directions of the Board of Directors in the performance of his responsibilities, and nothing herein shall affect the power of the Board of Directors to limit, alter, restrict or remove the authority of the Officer.

      2. Terms of Employment.

            2.1 Basic Term. The term of Officer's employment under this Agreement shall continue until December 31, 2006, unless terminated earlier pursuant to this Section 2 (the "Employment Period"); provided, however, that unless the Corporation or Officer gives to the other written notice at least six months prior to the expiration of such term or of any successive one-year extension term as provided hereafter, the Employment Period shall be automatically extended for successive one-year terms, unless and until terminated pursuant to this Agreement..

            2.2 Termination for Cause. The Corporation may terminate Officer's employment at any time for "cause' immediately upon written notice to Officer. Grounds for termination for "cause" shall include only (i) Officer's material breach of any terms of this Agreement that remains uncured or unremedied for thirty (30) days following written notice from the Corporation to Officer; (ii) Officer's willful dishonesty towards, fraud upon, crime against, bad faith action with respect to, or deliberate or attempted injury to the Corporation; or
(iii) Officer's conviction for any felony crime (whether in connection with the Corporation's affairs or otherwise). Officer shall have no right to receive further compensation or other benefits for any period after termination for cause.

            2.3 Voluntary Termination. Officer shall not voluntarily terminate his employment hereunder during the Employment Period, except by at least 60 days' prior written notice provided to the Board of Directors of the Corporation. In the event of such voluntary termination, Officer shall be entitled to the compensation provided in Section 2.8 hereof.

            2.4 Termination Without Cause. If the Corporation shall elect to terminate Officer's employment without "cause" prior to the expiration of the Employment Period (including prior to the expiration of any extension period), then:

                  2.4.1 The Corporation shall provide to Officer a Notice of
            Termination (as defined in Section 3.4.4) setting forth the reason for the termination of his employment, and Officer's employment shall be terminated as of the date Officer receives the Notice of Termination;

                  2.4.2 The Corporation shall pay to Officer the following
            amounts:

                (i)To the extent not theretofore paid, Officer's base salary through the Date of Termination, at the rate in effect on the date the Notice of Termination was given,

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            along with any earned but unpaid bonuses, in a lump sum in cash within 30 days after the Date of Termination (as defined in Section 3.4.4) ; and

                (ii) In the case of compensation previously deferred by Officer, all amounts of such compensation previously deferred and not yet paid by the Corporation, in a lump sum in cash within 30 days after the Date of Termination; and

                (iii) An amount equal to eighteen (18) months of Officer's annual base salary, based upon Officer's base Salary as in effect on the date the Notice of Termination was given ("Base Salary Upon Termination"), payable on the Company's regular payroll dates over the eighteen (18) month period commencing on the Date of Termination at the rate of Officer's Base Salary Upon Termination; and

                  2.4.3 The Corporation shall, promptly upon submission by
            Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Date of Termination which would have been payable under Section 3.3.2; and

                  2.4.4 For a period the longer of (i) eighteen (18) months from the Date of Termination or (ii) the remainder of the Employment Period if Notice of Termination had not been given, Officer and his family shall be permitted to continue to participate in all life, accidental death, disability, medical, dental and other insurance plans of the Corporation. If, despite the provisions of this Section 2.4, benefits shall not be available under any of such plans because Officer is no longer an employee of the Corporation, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits to Officer and/or Officer's family, in each case at the time such payments would be payable pursuant to the terms of such plans. However, Officer shall not accrue any further benefits other than those required by law and will achieve vested status in any other benefits offered by the Corporation under this Agreement or any other benefit plan.

            2.5 Disability. If, during the term of this Agreement, Officer, in the reasonable judgment of the Board of Directors of the Corporation (which conclusion by such Board shall be principally based upon the full availability of benefits of the disability policy referred to below), has failed to perform his duties under this Agreement on account of illness or physical or mental disability, which condition renders Officer incapable of performing the duties of this office, and such condition continues for a period of more than six (6) months, the Corporation shall have the right to terminate Officer's employment hereunder by written notification to Officer and payment to Officer of all accrued compensation to the date of termination. The Company agrees to purchase and maintain at its own expense during the Employment Period a long-term disability insurance policy that provides compensation upon disability of Officer on the same terms as is generally made available to employees of the Corporation.

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            2.6 Death. In the event of Officer's death during the term of this
Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Corporation shall pay to his estate all accrued compensation to the date of termination. The Company agrees to purchase and maintain at its own expense during the Employment Period a life insurance policy that provides a death benefit to the estate or designated beneficiary of Officer on the same terms as is generally made available to employees of the Corporation.

            2.7 Merger or Acquisition. This Agreement shall not be deemed terminated by reason of the change of control of the majority ownership of the Corporation for the purpose of merger or acquisition if Officer is offered employment with any concern or undertaking resulting from the merger or acquisition on terms and conditions not less favorable than the terms of this Agreement.

            2.8 Termination Upon Expiration of Employment Period. If (a) Officer shall voluntarily terminate his employment hereunder in accordance with Section
2.3 hereof, or (b) either the Corporation or Officer shall elect to terminate Officer's employment hereunder upon the expiration of the Employment Period by giving timely Notice of Termination to the other; then, as of the date of the expiration of the Employment Period ("Expiration Date"), Officer shall not accrue any further benefits other than those required by law and shall not achieve vested status in any other benefits offered by the Corporation under this Agreement or any other benefit plan, and the Corporation shall have no further obligation under this Agreement, except as follows:

                2.8.1 The Corporation shall pay to Officer the following
            amounts:

                  (i) to the extent not theretofore paid, Officer's base salary through the Expiration Date at the rate then in effect, along with any earned but unpaid bonuses, in a lump sum in cash within 30 days after the Expiration Date; and

                  (ii) In the case of compensation previously deferred by
            Officer, all amounts of such compensation previously deferred and not yet paid by the Corporation, in a lump sum in cash within 30 days after the Expiration Date; and

                  (iii) An amount equal to eighteen (18) months of Officer's annual base salary, based upon Officer's base Salary as in effect on the Expiration Date ("Base Salary Upon Expiration"), payable on the Company's regular payroll dates over the eighteen (18) month period commencing on the Expiration Date at the rate of Officer's Base Salary Upon Expiration; and

                2.8.2 The Corporation shall, promptly upon submission by Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Expiration Date which are payable under Section 3.3.2; and

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                2.8.3 For a period of eighteen (18) months from the Expiration
            Date, Officer and his family shall be permitted to continue to participate in all life, accidental death, disability, medical, dental and other insurance plans of the Corporation If, despite the provisions of this Section 2.8.3, benefits shall not be available under any of such plans because Officer is no longer an employee of the Corporation, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits to Officer and/or Officer's family, in each case at the time such payments would be payable pursuant to the terms of such plans.

                  2.8.4 The payments and benefits, if any, required to be made or provided to Officer by the Corporation pursuant to this Section
            2.8 shall be in full and complete in satisfaction of all obligations of the Corporation owed to Officer pursuant to this Agreement. After the Expiration Date, the Corporation shall have no further obligations to Officer under this Agreement except as expressly set forth herein.

      3. Compensation.

            3.1 Base Salary. During the Employment Period, the Corporation shall pay to Officer as compensation for the services to be performed by Officer a salary at the annual rate of $200,000 in U.S. currency. Such salary shall be subject to further annual upward adjustment at the discretion of the Board. Officer's salary shall be payable in equal semi-monthly installments on or before the 15th day and the last day of each month during which Officer is employed. Should Officer be employed for only a portion of any month, Officer's salary shall be prorated to reflect the actual days of employment during such month.

            3.2 Incentive Compensation. The Corporation shall establish an Incentive Compensation Fund to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall determine the distribution of the payment of incentive compensation (the "Incentive Compensation") to officers and key employees of the Corporation as follows:

                  3.2.1 In the event that the Corporation enters into a merger or other transaction which results in a change of control, the sale of substantially all of its assets or similar transactions, the Compensation Committee shall determine the amount of Incentive Compensation pursuant to the formula set forth in section 3.2.2 and shall immediately upon consummation of such transaction, distribute 100% of the Incentive Compensation to each officer or employee who had, in the Compensation Committee's judgment, made substantial contribution to the Corporation's success and increase in value. In the event of the sale of a significant subsidiary, or substantially all of the assets of a significant subsidiary, a similar pro rata distribution shall be required. Such payments shall be made on a pro rata basis in the event of a death, disability or termination (other than for cause) or at such other times as the Compensation Committee may determine. The Compensation Committee may, in its discretion, determine that up to 50% of any payment be made in shares of Common Stock.

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                  3.2.2 The total amount of Incentive Compensation available for distribution shall be determined according to the following formula (an example of which is attached hereto as Exhibit A):

                        [Fair Market Value per Common Stock Equivalent ("FMV") Base Price per Common Stock Equivalent ("BP")] X Outstanding Common Stock Equivalents X the applicable percentage as set forth below:

                        The portion of FMV equal to or less than
                        the ratio of FMV to BP; plus
                        0%

                        The portion of FMV falling in the range of
                        1 to 3 for the ratio of FMV to BP; plus
                               10%

                        The portion of FMV falling in the range of
                        3 to 4 for the ratio of FMV to BP; plus
                               15%

                        The portion of FMV which exceeds 4 for
                        the ratio of FMV to BP
                               20%

                  3.2.3 BP shall mean $10.04 per Share, adjusted to reflect
            stock dividends, stock splits and similar events occurring after the date hereof.

                  3.2.4 For purposes hereof, FMV shall be defined as the actual or allocated transaction price per equivalent share of Common Stock (the total number of shares of Common Stock outstanding plus the balance of dilutive shares of Common Stock into which outstanding shares of Preferred Stock are convertible), or the average closing bid price of the Corporation stock during the 30 days preceding the determination date, or such other price as may be reasonably determined by the Compensation Committee. In the event of a sale of a significant subsidiary or substantially all of the assets of a significant subsidiary, then FMV and the part of the BP attributable to that significant subsidiary shall be reasonably determined by the Compensation Committee.

                  3.2.5 Officer's right to participate in the Incentive
            Compensation Fund shall be fully vested as of the date hereof.

            3.3 Benefits. During the Employment Period and for any other time required by law, Officer shall be entitled to participate, upon the standard terms and conditions of such plans in all regular and key employee benefit plans established by the Corporation for its salaried employees, including, without limitation, the following:

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                  3.3.1 Stock Options. The Corporation shall use its best
            efforts to establish and maintain one or more stock option plans (the "Stock Option Plans") for the purpose of granting options to key employees, management and directors. The Stock Option Plans shall provide for incentive stock options and such other options and awards as the Board of Directors, in its discretion, may determine. The Stock Option Committee or other appropriate Committee of the Board of Directors shall from time to time grant to Officer options to purchase shares of Common Stock or other awards under the Stock Option Plans as it shall in its discretion deem appropriate.

                  3.3.2 Expenses. The Corporation shall reimburse Officer for any reasonable business expenses wholly, exclusively and necessarily incurred by him in the performance of his duties for the Corporation. The Corporation shall also reimburse Officer for any reasonable cost incurred to establish or maintain membership in any professional association necessary to maintain Officer's professional qualifications. Officer shall be required to provide reasonable evidence of expense prior to reimbursement.

            3.4 Compensation Upon Termination of Employment Following a Change in Control.

                  3.4.1 Amount of Compensation. If, during the Employment Period and within three years of the date on which a "Change in Control" (as defined in Section 3.4.2) occurs, the Corporation shall terminate Officer's employment without "cause" (as defined in Section 2.2), or the employment of Officer shall be terminated by Officer for "Good Reason" (as defined in Section 3.4.3):

                  (a) The Corporation shall pay to Officer in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                        (i) To the extent not theretofore paid, Officer's base
            salary through the Date of Termination at the rate in effect on the date the Notice of Termination was given along with any earned but unpaid bonuses; and

                        (ii) One and one-half (1 -1/2) times Officer's annual
            base salary at the rate in effect on the date the Notice of Termination was given; and

                        (iii) In the case of compensation previously deferred by
            Officer, all amounts of such compensation previously deferred and not yet paid by the Corporation; and

                  (b) The Corporation shall, promptly upon submission by Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Date of Termination which would have been payable under Section 3.3.2 if Officer's employment had not terminated; and

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                  (c) For a period of eighteen (18) months from the Date of
            Termination, Officer shall continue to be treated as a key employee for purposes of the employee benefit plans of the Corporation described in Section 3.3 and the Corporation shall continue to provide benefits to or for the benefit of Officer and/or Officer's family at least equal to those which would have been provided or accrued, as the case may be, in accordance with such plans if Officer's employment had not been terminated. If, despite the provisions of this Section 3.4.1(c), benefits shall not be available under any of the plans of the Corporation because Officer is no longer an employee of the Corporation, then the Corporation itself shall, to the extent necessary, pay or provide for payment of benefits to Officer and/or Officer's family, or where applicable, pay or provide to Officer and/or Officer's family the difference between the benefits payable pursuant to this Section 3.4.1(b) and the benefits actually payable pursuant to the terms of such plans, in each case at the time such payments would be payable pursuant to the terms of such plans, programs and policies.

                  3.4.2 Definition of Change in Control. For the purpose of this
            Agreement, a "Change in Control" shall be deemed to have occurred only if:

                  (a) Any person or group (as such terms are used in Sections 13
            (d) (3) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
            Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors of the Corporation; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Corporation or any subsidiary of the Corporation, or (iii) any acquisition by any employee benefit plan (or related trust) for employees or any subsidiary of the Corporation; or

                  (b) Individuals who, as of the date hereof, constitute the
            Board of Directors of the Corporation (the "Board" generally, and as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such individual were a member of the Incumbent Board; or

                  (c) Approval by the Corporation of a reorganization, merger, combination, or consolidation, in each case, unless, following such reorganization, merger, combination, or consolidation, (i) more than 50% of, respectively, the then

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            outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, combination or consolidation and the aggregate voting power of the then outstanding voting securities of the resulting corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting securities of the Corporation immediately prior to such reorganization, merger, combination, or consolidation, in substantially the same proportion as their ownership immediately prior to such reorganization, merger, combination, or consolidation, and (ii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, combination or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, combination or consolidation; or

                  (d) Approval by the Corporation of the sale or other
            disposition of all or substantially all of the assets of the Corporation, other than to a corporation or other entity with respect to which following such sale or other disposition the conditions described in clauses (i) and (ii) of Section 3.4.2(c) are satisfied.

                  3.4.3 Definition of Good Reason. For purposes of this
            Agreement, "Good Reason" means:

                  (a) (i) The assignment to Officer of any position, authority, duties or responsibilities inconsistent in any respect with Officer's position (including, without limitation, status, offices, title and reporting requirements), authority, duties or responsibilities, prior to the Change in Control, or (ii) any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by Officer;

                  (b) Any reduction in Officer's base salary or in the extent of
            Officer's entitlement to the employee benefits, expenses, fringe benefits or perquisites referred to in Section 3;

                  (c) The Corporation's requiring Officer to be based at an
            office location or to maintain his personal residence other than in the greater Denver, Colorado area;

                  (d) The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement;

                  (e) The imposition on Officer of business travel obligations substantially greater than his business travel obligations during the fiscal year prior to the Change in Control;

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                  (f) Any purported termination by the Corporation of Officer's employment other than as expressly permitted by this Agreement; or

                  (g) Any other failure by the Corporation to comply with any provision of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by Officer.

                  3.4.4 Termination of Employment.

                  (a) Notice of Termination. Any termination by the Corporation for any reason or by Officer for Good Reason, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, and
            (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination.

                  (b) Date of Termination. "Date of Termination", as used in this Agreement, means the date Officer's employment with the Corporation is terminated.

                  3.4.5 Supercedes Section 2. In the event of a Change in
            Control, the provisions of this Section 3.4 shall supercede any provisions of Section 2 that are inconsistent or in conflict with this Section 3.4.

      4. Confidentiality. The Officer shall not, during the Employment Period, or at any time thereafter, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Corporation, its directors or officers (otherwise than in the regular course of the business of the Corporation), any knowledge or information regarding any confidential or secret ideas, activities, projects, plans, techniques, methods, reports, customer names or lists, financial or sales information or other material relating to the business or activities of the Corporation. Officer, upon leaving the employ of the Corporation, shall not take with him any books, records, data, reports, letters, memoranda, notes or other writings or documents whatsoever, or copies thereof, which reflect or deal with any secret, proprietary or confidential information or material relating to the business or activities of the Corporation.

      5. Inventions, Discoveries and Improvements. All inventions, discoveries and improvements, whether patentable or unpatentable, made, devised or discovered by Officer, whether by himself or jointly with others, during the Employment Period and the Restricted Period (as defined in Section 6 below), relating or pertaining in any way to the business of his employment, shall promptly be disclosed in writing to the Board of Directors and are to rebound to the benefit of the Corporation and become and remain its sole and exclusive property. Officer agrees to execute any assignments to the Corporation or its nominee of his entire right, title and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite to or desirable in applying for and obtaining patents with respect thereto in the United States and in all foreign countries, at the request and expense of the Corporation. Officer further

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agrees to cooperate to the extent and in the manner requested by the Corporation in the prosecution or defense of any patent claims or any litigation or other proceeding involving any inventions, trade secrets, processes, discoveries or improvements covered by this Agreement, but all expenses thereof shall be paid by the Corporation. The terms of this Section 5 shall continue for one year after the termination of the Employment Period.

      6. Covenant Not to Compete. During the Employment Period and (i) for a period of eighteen (18) months after the Employment Period, or (ii) if the Corporation for any reason defaults for sixty (60) days in its severance obligations to Officer hereunder, for a period after the Employment Period ending upon the expiration of such default period (the "Restricted Period"), Officer shall not, alone, together or in association with others, as owner, shareholder, employee, officer, director, partner, lender, investor, consultant, principal, agent, independent contractor, co-venturer or in any other capacity, directly or indirectly, engage in, have a financial interest in or be in any way connected or affiliated with, or render advice or service, to, any person, firm or business or enterprise which is in competition with any subsidiary of the Corporation. This consent shall apply in every geographic area in the world in which the Corporation is conducting or has conducted business at any time since the Effective Date. During the aforementioned period, Officer also shall not call upon, cause to be called upon, solicit with another in the securing of any client, past or present, or provide client of the Corporation for the purpose of coming with the Corporation. Notwithstanding the foregoing, nothing herein contained shall prevent Officer from purchasing and holding for investment less than five percent (5%) of the shares of any corporation, the shares of which are regularly traded either on a national securities exchange, on the Nasdaq Stock Market or in the over-the-counter market. In the event Officer is terminated by the Corporation without cause, then the period of this covenant shall be limited to the period of time during which Employee shall receive compensation or benefits from the Corporation under the provisions of this Agreement.

      7. Miscellaneous.

            7.1 Severability. If any provision of this Agreement is held unenforceable, invalid or void to any extent for any reason, such provision will remain in full force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement will not be affected thereby.

            7.2 Withholdings. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

            7.3 Arbitration. Except as provided in this Section 7.3, the Parties hereby submit all controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force. If such rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable. Awards

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shall be final and binding on all parties to the extent and in the manner provided by Colorado law. All awards may be filed by any party with the Clerk of the District Court in the City and County of Denver, Colorado, and an appropriate judgment entered thereon and execution issued therefor. At the election of any Party, said award may also be filed, and judgment entered there one and execution issued thereof, with the clerk of one or more other courts, state or federal, having jurisdiction over the Party against whom such an award is rendered or its property.

            7.4 Entire Agreement; Modifications. This Agreement represents the entire agreement between the Parties and supercedes all previous agreements and understandings, including the original Employment Agreement between the Parties and all amendments thereto, and may be amended, modified, superseded, or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each Party or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provisions hereof shall not affect the right at a latter time to enforce the same. No waiver by any Party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

            7.5 Survival. In the event of termination of this Agreement for any reason whatsoever, the provisions of Sections 4 through 7 shall survive such termination.

*        *        *        *        *        *        *        *        *      *

      IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Employment Agreement as of the Effective Date.

                               CORPORATION:

                               METRETEK TECHNOLOGIES, INC.

                               By: /s/ W. Phillip Marcum
                                   ---------------------------------------------
                                       W. Phillip Marcum, President and CEO

                               Attest:

                               /s/ Basil M. Briggs
                               -------------------------------------------------
                               Basil M. Briggs, Chairman, Compensation Committee
                                      Of the Board of Directors

                               OFFICER:

                               /s/ A. Bradley Gabbard
                               ---------------------------
                               A. Bradley Gabbard

                                   EXHIBIT "A"
                         INCENTIVE COMPENSATION EXAMPLES

ASSUMPTIONS: CASE I

Allocated IPO common stock price per share, adjusted for 1998 reverse stock split: $10.08

Total Common Stock Equivalents outstanding: 11,000,000 Common Stock Equivalents

Assumed sale of Corporation @ $22.00 per share: Gross transaction value of $242,000,000

FMV: $242,000,000/11,000,000 = $22.00

BP: $10.08

Incentive Compensation Calculation:
  ($22.00 - $10.08 x 11,000,000) x 10% = $12,112,000
                                         -----------

      Total Incentive Compensation       $12,112,000
                                         ===========

ASSUMPTIONS: CASE II

Sale of Subsidiary @ $55,000,000

Compensation Committee determined allocated BP to Subsidiary, based upon cost/value of $11,000,000

Apportioned BP: $11,000,000 / 11,000,000 = $1.00 BP

FMV: $55,000,000 / 11,000,000 = $5.00

Incentive Compensation Calculation:
  ($3.00 - $1.00 x 11,000,000) x 10% = $ 2,200,000
  ($4.00 - $3.00 x 11,000,000) x 15% = $ 1,650,000
  ($5.00 - $4.00 x 11,000,000) x 20% = $ 2,200,000
                                       -----------

      Total Incentive Compensation     $ 6,050,000
                                       ===========